WPS RESOURCES CORPORATION AND SUBSIDIARIES						   EXHIBIT A-1
CONSOLIDATING BALANCE SHEET AS OF DECEMBER 31, 1999					        Page 1
(Thousands)
						   WPSC	 	  WPSR	 	 WPSRCC	 	 UPPCO
               	  			   ----	 	  ----	 	 ------	 	 -----
               ASSETS
               ------
Utility Plant
   Electric					$1,611,543	$      -	$      -	$186,289
   Gas						   285,048	       -	       -	       -
   Property under capital lease		    74,130	       -	       -	       -
	 					 ---------	 -------	 -------	 -------
   Total					 1,970,721	       -	       -	 186,289
   Less - Accumulated depreciation
      and decommissioning			 1,202,725	       -	       -	  90,629
						 ---------	 -------	 -------	 -------
   Total					   767,996	       -	       -	  95,660
   Nuclear decommissioning trusts		   198,052	       -	       -	       -
   Construction in progress			    67,831	       -	       -	   6,356
   Nuclear fuel, less
     accumulated amortization			    15,007	       -	       -	       -
	 					 ---------	 -------	 -------	 -------
     Net Utility Plant				 1,048,886	       -	       -	 102,016
	 					 ---------	 -------	 -------	 -------
Current Assets
   Cash and equivalents			     3,428	       -	   6,094	   1,025
   Customer and other receivables,
      net of reserves				    70,940	   2,152	  56,617	   6,212
   Accrued utility revenues			    36,132	       -	       -	   2,401
   Fossil fuel, at average cost		    15,134	       -	   9,138	     385
   Gas in storage, at average cost		    18,776	       -	  10,568	       -
   Materials and supplies, at average cost	    21,302	       -	   5,548	   1,768
   Prepayments and other			    20,734	       -	   3,031	   5,156
						 ---------	 -------	 -------	 -------
      Total Current Assets			   186,446	   2,152	  90,996	  16,947
						 ---------	 -------	 -------	 -------
Regulatory Assets				    68,169	       -	       -	   2,321
Net Nonutility and Nonregulated Plant		     1,294	     860	 157,609	   3,048
Pension Assets					    65,622	       -	       -	       -
Investments and Other Assets			    39,468	 784,194	   6,663	     824
	 					 ---------	 -------	 -------	 -------
Total						$1,409,885	$787,206	$255,268	$125,156
	 					 =========	 =======	 =======	 =======
    CAPITALIZATION AND LIABILITIES
    ------------------------------
Capitalization
   Common stock equity				$  263,430	$198,959	$ 66,243	$ 27,316
   Retained earnings				   263,922	 341,701	  (7,150)	  11,608
   Shares in deferred compensation trust	         -	  (2,136)	       -	       -
   ESOP loan guarantee				    (2,224)	       -	       -	       -
   Preferred stock of subsidiary		    51,193	       -	       -	       -
   Company-obligated mandatorily redeemable
      trust preferred securities of
      subsidiary trust holding solely
      WPSR 7.00% subordinated debentures	         -	       -	       -	       -
   Capital lease obligation			    73,585	       -	       -	       -
   Long-term debt				   299,563	 200,919	  36,072	  44,820
						 ---------	 -------	 -------	 -------
      Total Capitalization			   949,469	 739,443	  95,165	  83,744
						 ---------	 -------	 -------	 -------
Current Liabilities
   Current portion of long-term debt
      and capital lease obligation		       419	       -	     375	     480
   Notes payable				    10,000	       -	 108,813	   3,000
   Commercial paper				    40,000	  39,855	       -	       -
   Accounts payable				    52,654	   5,594	  41,403	   7,703
   Accrued taxes				     6,077	      12	       5	   3,755
   Accrued interest				     6,742	       -	       -	     760
   Other					    13,118	   2,845	   3,990	   1,086
						 ---------	 -------	 -------	 -------
      Total Current Liabilities		   129,010	  48,306	 154,586	  16,784
	 					 ---------	 -------	 -------	 -------
Long-Term Liabilities and Deferred Credits
   Accumulated deferred income taxes		   107,516	    (543)	  (2,431)	   6,566
   Accumulated deferred investment
     tax credits	    			    23,551	       -	       -	   2,197
   Regulatory liabilities			    56,728	       -	       -	   7,420
   Postretirement health care liability	    47,115	       -	       -	       -
   Environmental remediation liabilities	    38,632	       -	       -	   1,925
   Other long-term liabilities		    57,864	       -	   7,948	   6,520
						 ---------	 -------	 -------	 -------
     Total Long-Term Liabilities and
         Deferred Credits			   331,406	    (543)	   5,517	  24,628
						 ---------	 -------	 -------	 -------
Total						$1,409,885	$787,206	$255,268	$125,156
						 =========	 =======	 =======	 =======

WPS RESOURCES CORPORATION AND SUBSIDIARIES
CONSOLIDATING BALANCE SHEET AS OF DECEMBER 31, 1999					         Page 2
(Thousands)
				 								 CAP
               	 			UPBDC		PENVEST		 WPSN		TRST I
               				-----		-------		 ----		------
               ASSETS
               ------
Utility Plant
   Electric					$    -		$    -		$    -		$     -
   Gas	 					     -		     -		     -		      -
   Property under capital lease		     -		     -		     -		      -
	 					 -----		 -----	 	 -----		 ------
   Total					     -		     -	     	     -		      -
   Less - Accumulated depreciation
      and decommissioning			     -	   	     -	     	     -	      	      -
						 -----	 	 -----	 	 -----	 	 ------
   Total					     -	     	     -	     	     -	      	      -
   Nuclear decommissioning trusts		     -	     	     -	     	     -	      	      -
   Construction in progress			     -	     	     -	     	     -	      	      -
   Nuclear fuel, less
     accumulated amortization			     -		     -		     -		      -
						 -----		 -----		 -----		 ------
     Net Utility Plant				     -		     -		     -		      -
						 -----		 -----		 -----		 ------
Current Assets
   Cash and equivalents			     -		     -		     -		      -
   Customer and other receivables,
      net of reserves				   302		    87		    83		      -
   Accrued utility revenues			     -		     -		     -		      -
   Fossil fuel, at average cost		     -		     -		     -		      -
   Gas in storage, at average cost		     -		     -		     -		      -
   Materials and supplies, at average cost	     -		     -		     -		      -
   Prepayments and other			     -		     -		     -		      -
	 					 -----		 -----		 -----		 ------
      Total Current Assets			   302		    87 		    83		      -
						 -----		 -----		 -----		 ------
Regulatory Assets				     -		     -		     -		      -
Net Nonutility and Nonregulated Plant		 4,729		   603		     -		      -
Pension Assets					     -		     -		     -		      -
Investments and Other Assets			   110		 2,282		   502		 51,500
	 					 -----		 -----		 -----		 ------
Total						$5,141		$2,972		$  585		$51,500
						 =====		 =====		 =====		 ======
    CAPITALIZATION AND LIABILITIES
    ------------------------------
Capitalization
   Common stock equity				$    2		$2,834		$1,135		$ 1,500
   Retained earnings				   913		   150		  (329)		      -
   Shares in deferred compensation trust	     -		     -		     -		      -
   ESOP loan guarantee				     -		     -		     -		      -
   Preferred stock of subsidiary		     -		     -		     -		      -
   Company-obligated mandatorily redeemable
      trust preferred securities of
      subsidiary trust holding solely
      WPSR 7.00% subordinated debentures	     -		     -		     -		 50,000
   Capital lease obligation			     -		     -		     -		      -
   Long-term debt				 3,634		     -		     -		      -
						 -----		 -----		 -----		 ------
      Total Capitalization			 4,549		 2,984		   806		 51,500
						 -----	 	 -----		 -----		 ------
Current Liabilities
   Current portion of long-term debt
      and capital lease obligation		    88		     -		     -		      -
   Notes payable				     -		     -		     -		      -
   Commercial paper				     -		     -		     -		      -
   Accounts payable				    83		    38		     -		      -
   Accrued taxes				    (5)		     -		     -		      -
   Accrued interest				    59		     -		     -		      -
   Other					   110		     -		     -		      -
						 -----		 -----		 -----		 ------
      Total Current Liabilities		   335		    38		     -		      -
	 					 -----		 -----		 -----		 ------
Long-Term Liabilities and Deferred Credits
   Accumulated deferred income taxes		   257		   (50)		  (221)		      -
   Accumulated deferred investment
     tax credits	     			     -		     -		     -		      -
   Regulatory liabilities			     -		     -		     -		      -
   Postretirement health care liability	     -		     -		     -		      -
   Environmental remediation liabilities	     -		     -		     -		      -
   Other long-term liabilities		     -		     -		     -		      -
	 					 -----		 -----		 -----		 ------
     Total Long-Term Liabilities and
         Deferred Credits			   257		   (50)		  (221)		      -
						 -----		 -----		 -----		 ------
Total						$5,141		$2,972		$  585		$51,500
						 =====		 =====		 =====		 ======

WPS RESOURCES CORPORATION AND SUBSIDIARIES							Page 3
CONSOLIDATING BALANCE SHEET AS OF DECEMBER 31, 1999
(Thousands)
											     Consolidated
							    	    Eliminations	        Balance
						VISIONS		Debit		 Credit	         Sheet
						-------		-----		 ------	     ------------

                 ASSETS
                 ------
Utility Plant
   Electric					$  -		$      -	$      -      $1,797,832
   Gas						   -		       -	       -	  285,048
   Property under capital lease		   -		       -	       -	   74,130
	 					 ---		 -------	 -------	---------
   Total					   -		       -	       -	2,157,010
   Less - Accumulated depreciation
      and decommissioning			   -		       -	       -	1,293,354
	 					 ---		 -------	 -------	---------
   Total					   -		       -	       -	  863,656
   Nuclear decommissioning trusts		   -		       -	       -	  198,052
   Construction in progress			   -		       -	       -	   74,187
   Nuclear fuel, less
     accumulated amortization			   -		       -	       -	   15,007
	 					 ---		 -------	 -------	---------
     Net Utility Plant				   -		       -	       -	1,150,902
	 					 ---		 -------	 -------	---------
Current Assets
   Cash and equivalents			   -		       -	       -	   10,547
   Customer and other receivables,
      net of reserves				   -		       -	   4,038	  132,355
   Accrued utility revenues			   -		       -	       -	   38,533
   Fossil fuel, at average cost		   -		       -	       -	   24,657
   Gas in storage, at average cost		   -		       -	       -	   29,344
   Materials and supplies, at average cost	   -		       -	       -	   28,618
   Prepayments and other			   -		       -	      50	   28,871
						 ---		 -------	 -------	---------
      Total Current Assets			   -		       -	   4,088	  292,925
	 					 ---		 -------	 -------	---------
Regulatory Assets				   -		       -	       -	   70,490
Net Nonutility and Nonregulated Plant		   -		       -	       -	  168,143
Pension Assets					   -		       -	       -	   65,622
Investments and Other Assets			   -		       -	 817,077	   68,466
						 ---		 -------	 -------	---------
Total						$  -		$      -	$821,165      $1,816,548
						 ===		 =======	 =======	=========
    CAPITALIZATION AND LIABILITIES
    ------------------------------
Capitalization
   Common stock equity				$ 24		$362,484	$      -      $  198,959
   Retained earnings				 (22)		 269,092	       -	  341,701
   Shares in deferred compensation trust	   -		       -	       -	   (2,136)
   ESOP loan guarantee				   -		       -	       -	   (2,224)
   Preferred stock of subsidiary		   -		       -	       -	   51,193
   Company-obligated mandatorily redeemable
      trust preferred securities of
      subsidiary trust holding solely
      WPSR 7.00% subordinated debentures	   -		       -	       -	   50,000
   Capital lease obligation			   -		       -	       -	   73,585
   Long-term debt				   -		  74,091	       -	  510,917
						 ---		 -------	 -------	---------
      Total Capitalization			   2		 705,667	       -	1,221,995
	 					 ---		 -------	 -------	---------
Current Liabilities
   Current portion of long-term debt
      and capital lease obligation		   -		       -	       -	    1,362
   Notes payable				   -		 111,410	       -	   10,403
   Commercial paper				   -		       -	       -	   79,855
   Accounts payable				   -		   4,038	       -	  103,437
   Accrued taxes				   -		       -	       -	    9,844
   Accrued interest				   -		       -	       -	    7,561
   Other					   -		      50	       -	   21,099
						 ---		 -------	 -------	---------
      Total Current Liabilities		   -		 115,498	       -	  233,561
						 ---		 -------	 -------	---------
Long-Term Liabilities and Deferred Credits
   Accumulated deferred income taxes		  (2)		       -	       -	  111,092
   Accumulated deferred investment
     tax credits				   -		       -	       -	   25,748
   Regulatory liabilities			   -		       -	       -	   64,148
   Postretirement health care liability	   -		       -	       -	   47,115
   Environmental remediation liabilities	   -		       -	       -	   40,557
   Other long-term liabilities		   -		       -	       -	   72,332
						 ---		 -------	 -------	---------
     Total Long-Term Liabilities and
         Deferred Credits			  (2)		       -	       -	  360,992
						 ---		 -------	 -------	---------
Total						$  -		$821,165	$      -      $1,816,548
						 ===		 =======	 =======	=========

WPSC - Wisconsin Public Service Corporation
WPSR - WPS Resources Corporation
WPSRCC - WPS Resources Capital Corporation
UPPCO - Upper Peninsula Power Company
UPBDC - Upper Peninsula Building Development Company
PENVEST - Penvest, Inc.
WPSN - WPS Nuclear Corporation
CAP TRST I - WPSR Capital Trust I
VISIONS - WPS Visions, Inc.